Exhibit 99.1

Dimension Announces Interim Topline Results from Ongoing Phase 1/2 Clinical Program for DTX101, Dimension’s Lead AAV Product Candidate in Development for Adult Patients with Moderate/Severe to Severe Hemophilia B

Evidence of High-Efficiency Liver Transduction with AAVrh10 Vector

Sub-clinical, Asymptomatic Elevations of ALT Observed in 5 of 6 Patients

CAMBRIDGE, Mass., January 31, 2017 — Dimension Therapeutics, Inc. (NASDAQ:DMTX), a biopharmaceutical company advancing novel, adeno-associated virus (AAV) gene therapies targeting the liver, a key organ for human metabolism, today announced preliminary topline safety and early efficacy results of Dimension’s multi-center phase 1/2 study of DTX101 for the treatment of adult patients with moderate/severe to severe hemophilia B. DTX101, Dimension’s lead AAV candidate, is designed to deliver stable expression of blood clotting Factor IX (FIX) in patients with hemophilia B, a rare genetic bleeding disorder resulting from a deficiency in FIX. Dimension is reporting preliminary topline phase 1/2 results from the trial’s first two dose cohorts (Cohort 1: N=3, 1.6 x 1012 GC/kg; Cohort 2: N=3, 5 x 1012 GC/kg). Patients in the two cohorts have been in post-treatment follow-up ranging from 6 to 52 weeks.

In the phase 1/2 study, patients received serotype AAVrh10 vector with a codon-optimized FIX gene expressing wild-type FIX protein. Evidence of efficient liver transduction of DTX101 was observed across the two patient cohorts. Patients in the second dose cohort achieved peak FIX expression of 13%, 20%, and 12% at weeks 4, 8, and 8, respectively. FIX activity was 5% and 8% in two patients at 12-weeks follow-up, and 7% for the third patient at 7 weeks. For the low-dose cohort, expression levels achieved 10-11% peak activity, stabilizing between 3-4% at last follow-up (weeks 24, 48, and 52). The findings in the low-dose cohort are comparable to results published by Nathwani et al in the New England Journal of Medicine (2011), where patients have had measurable levels of FIX for 3-5 years or more at last follow-up (Nienhuis et al. 2016). All patients in both cohorts improved from moderate/severe-to-severe to either moderate or mild range in terms of factor levels based on World Federation of Hemophilia (WFH) criteria. In addition, none of the patients in Cohort 2 have required prophylactic or on-demand recombinant FIX transfusion for spontaneous bleeds post-dosing. According to the WFH, people with FIX levels of 5% or more usually bleed only as a result of surgery or major injury, do not bleed often and, in fact, may never have a bleeding problem.*

Elevations in alanine aminotransferase (ALT) were observed in 5 of 6 patients with patient 3 in Cohort 2 experiencing a grade 4 adverse event due to an elevated laboratory ALT (defined as >800 IU/L). All elevated liver enzymes were clinically asymptomatic with no elevations of gamma-glutamyl transferase (GGT), alkaline phosphatase or bilirubin, and no patients experienced a drug related serious adverse event (SAE) as of the January 28, 2017 data cutoff. Preliminary Phase 1/2 findings from 2 patients in each of Cohort 1 and 2 prompted administration of a standard tapering course of corticosteroids to treat mild, asymptomatic elevations in ALTs (52-98 IU/L), similar to findings from multiple studies using other AAV serotypes, including AAV8 and AAV9. The third patient in Cohort 2 also received corticosteroids, experiencing a peak ALT of 914 IU/L, and was at 431 IU/L at 6 weeks post-dosing. We expect that Cohort 2 will continue to receive a standard tapering course of corticosteroid therapy and as of the January 28, 2017 data cutoff, 2 of 3 patients’ ALT levels were in the normal range. Cohort 1 patients were all clinically stable and off steroids with ALT levels in the normal range. As required by the trial protocol, we have reported the ALT levels for patient 3 in Cohort 2 to the Data Safety Monitoring Committee (DSMC), the U.S. Food and Drug Administration (FDA), and the appropriate regulatory authorities and will await their feedback prior to initiating dosing of Cohort 3.

“We are encouraged by the apparent efficiency of gene transduction and the early trend we are seeing in sustained FIX activity across both cohorts with our wild-type FIX AAVrh10 vector in patients. We continue to explore the therapeutic window for DTX101 as our data mature and in light of the ALT rises that appear to be associated with a decline in FIX activity,” said Dr. Annalisa Jenkins, MBBS, FRCP, Chief Executive Officer of Dimension.

As the company pipeline and platform progresses, a broad program of translational research, conducted in partnership with the University of Pennsylvania and other academic collaborators, will continue to evaluate the evolving data. These data will add to the scientific understanding of the emerging profile for AAV gene therapy in the clinical setting and will be the subject of future presentations at academic and medical congresses.

DTX101 has received orphan drug designation from U.S. Food and Drug Administration and the European Commission.

*Information sourced from World Federation of Hemophilia

About Hemophilia B

Hemophilia B is a rare genetic bleeding disorder resulting from a deficiency in FIX. The current standard of care, chronic replacement of FIX protein through routine intravenous infusion, often does not achieve sustained, durable FIX expression, potentially putting patients at risk for spontaneous bleeds and long term joint destruction. In 2013, the World Federation of Hemophilia estimated there were more than 28,000 hemophilia B patients worldwide, including 4,000 patients in the United States.

About the Hemophilia B Phase 1/2 Program

Dimension’s phase 1/2 clinical trial of DTX101 is a single arm, open-label, multi-center study, designed to evaluate the safety, dose, and early efficacy of DTX101 in adult patients with moderate/severe to severe hemophilia B. Patients enrolled in Cohorts 1 and 2 range in age from 28 to 70 years, demonstrating baseline FIX expression of ≤2% that requires either prophylactic or on demand recombinant FIX transfusion. Dimension is continuing to explore underlying demographics and patient characteristics to optimize dosing of DTX101.

Additional information about Dimension’s Phase 1/2 study of DTX101 may be found at ClinicalTrials.gov, using Identifier NCT: NCT02618915.

About Dimension Therapeutics, Inc.

Dimension Therapeutics, Inc. (NASDAQ:DMTX) is the leader in discovering and developing new therapeutic products for people living with devastating rare and metabolic diseases associated with the liver, based on the most advanced, mammalian adeno-associated virus (AAV) gene delivery technology. Dimension is actively progressing its broad pipeline, which features programs addressing unmet needs for patients suffering from inherited metabolic diseases, including OTC deficiency, GSDIa, citrullinemia type 1, PKU, Wilson disease, a collaboration with Bayer in hemophilia A, and a wholly owned clinical program in hemophilia B. Dimension has two phase 1/2 clinical trials for the treatment of hemophilia B and OTC deficiency. The company targets diseases with readily identifiable patient populations, highly predictive preclinical models, and well-described, and often clinically validated, biomarkers. Founded in 2013, Dimension maintains headquarters in Cambridge, Massachusetts.

For more information, please visit www.dimensiontx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the development, preclinical and clinical results, and the continued progress of Dimension’s portfolio and programs, including the initiation, timing, scope, or likelihood of regulatory filings and approvals, and our ability to develop and advance product candidates into, and successfully complete, clinical studies. All such forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include the risks that Dimension’s product candidates, including its candidates, DTX101 and DTX301, will not successfully be developed or commercialized in the times indicated or at all; the impact of the observed data in Cohorts 1 and 2, including the adverse event described above and any later safety event on timing, dosing, regulatory action or patient enrollment with respect to DTX101 and DTX301; and the risks described under the caption “Risk Factors” in Dimension Therapeutics’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, which is on file with the Securities and Exchange Commission, as well as other risks detailed in Dimension Therapeutics’ additional filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Dimension Therapeutics undertakes no duty to update this information unless required by law.

Contacts:

Jean Franchi

Chief Financial Officer

Dimension Therapeutics

617-714-0709

jean.franchi@dimensiontx.com

Burns McClellan, on behalf of Dimension Therapeutics

Media: Justin Jackson

212-213-0006, ext.327

jjackson@burnsmc.com